Exhibit 5.2

Unit 2901, 29F, Tower C Beijing Yintai Centre No. 2 Jianguomenwai Avenue Chaoyang District, Beijing 100022 People’s Republic of China Phone: 86-10-6529-8300 Fax: 86-10-6529-8399 Website: www.wsgr.com	中国北京市朝阳区建国门外大街2号 银泰中心写字楼C座29层2901室 邮政编码: 100022 电话: 86-10-6529-8300 传真: 86-10-6529-8399 网站: www.wsgr.com

July 9, 2024

DT Cloud Star Acquisition Corporation

Floors 1 through 3, 175 Pearl Street

Brooklyn, New York 11201

Ladies and Gentlemen:

DT Cloud Star Acquisition Corporation, a Cayman Islands exempted company (the “Company”), filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-278982) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”) for, among other things, the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of up to 6,900,000 units (the “Units”), each consisting of one ordinary share, par value $0.0001 per share (each a “Share”), and one right (the “Rights”), each Right to receive one-ninth (1/9) of one Share upon the consummation of an initial business combination, of which 900,000 Units are issuable upon exercise of an option to purchase additional Units granted to the underwriter. The Units, Shares and Rights are referred to herein collectively as the “Securities.”

We have acted as special United States counsel for the Company in connection with the transactions as contemplated in the Registration Statement. In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement, as amended, initially filed with the Commission on April 29, 2024 under the Securities Act;

(b)	the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and A.G.P./Alliance Global Partners (the “Underwriter”), relating to the sale by the Company to the Underwriter of the Units, filed as Exhibit 1.1 to the Registration Statement;

(c)	a specimen unit certificate of the Company (the “Unit Certificate”) in the form of Exhibit 4.1 to the Registration Statement;

(d)	a specimen rights certificate of the Company (the “Rights Certificate”) in the form of Exhibit 4.3 to the Registration Statement; and

(e)	the form of Rights Agreement proposed to be entered into by and between the Company and Vstock Transfer LLC, as rights agent (the “Rights Agreement”), filed as Exhibit 4.7 to the Registration Statement.

The Underwriting Agreement, the Rights Agreement, the Unit Certificate and the Rights Certificate are referred to herein collectively as the “Transaction Agreements.”

Wilson Sonsini Goodrich & Rosati, Professional Corporation

威尔逊 ● 桑西尼 ● 古奇 ● 罗沙迪律师事务所

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We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. We have not independently established the facts stated therein.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Transaction Agreements have been and will be duly executed and delivered, (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (vii) the Securities have been or will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; (viii) the Transaction Agreements and any other documents with respect to any Securities offered have been or will be duly authorized and validly executed and delivered by the Company and the other parties thereto; and (ix) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered have been or will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

In rendering the opinions set forth below, we have relied on the opinion of Ogier, Cayman Islands counsel to the Company, filed as Exhibit 5.1 to the Registration Statement, that (i) the Company has been duly incorporated, and is validly existing and in good standing under the laws of Cayman Islands, (ii) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Agreements, and (iii) all necessary corporate action on the part of the Company has been taken under the laws of the Cayman Islands to authorize the Company to execute, deliver and perform all its obligations under the Transaction Agreements.

We express no opinion as to any matter relating to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal securities laws of the United States of America.

Our opinion below is qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Based upon and subject to the foregoing, we advise you that, in our opinion, when the Registration Statement becomes effective under the Securities Act and the Units have been issued and delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, the Units and the Rights included in the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Sincerely,

/s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation